Exhibit 99.1

BTU International Affirms Fourth-Quarter Outlook; New Business
Visibility Improving

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--Jan. 14, 2004--BTU International, Inc. (Nasdaq NM: BTUI), the leading supplier of advanced thermal processing equipment for semiconductor packaging, surface mount, and advanced materials processing, today affirmed its fourth-quarter guidance, saying sales and earnings would be in the range provided by the company in October.
    Sales are expected to be in the range of $7.5 million to $8.0 million, with a net loss in the range of $1.4 million to $1.6 million. This compares to sales of $6.7 million and a net loss of $1.6 million in the third quarter.
    Mark R. Rosenzweig, president and CEO of BTU International, said, "Business in the fourth quarter developed much as we had anticipated, with strength in all of the markets we serve. Demand for our systems used for semiconductor wafer bumping has increased, and the Surface Mount Technology (SMT) market is continuing its growth trend as these customers seem to be reacting to increasing business and dwindling excess capacity."
    "In general, we are seeing an overall acceleration in business activity, characterized by increasing orders, including a significant number of multi-machine requirements from our larger customers, something that has been noticeably absent in the last few years," said Rosenzweig. "We believe this bodes well for BTU's business in the first half of 2004."
    BTU recently announced the receipt of an order valued at over $2 million for a walking beam furnace designed for sintering fuel for nuclear power generation. In that announcement, the company said that the machine is expected to be delivered in the first half of 2004, and that some revenue from that order might be recognized in the fourth quarter of 2003.
    BTU is scheduled to report its fourth-quarter results after the market close on February 26 with a conference call to be held on February 27.

    About BTU International

    BTU International, with world headquarters in North Billerica, MA, is a market-leading supplier of advanced thermal processing equipment to the semiconductor, electronics, and materials sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and wafer-level packaging. The company also manufactures solder reflow furnaces for printed circuit board assembly, and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    Safe Harbor Statement

    This news release, other than historical financial information, includes forward-looking statements that involve known and unknown risks and uncertainties, including quarterly fluctuations in results. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. Unless otherwise required by law, the company disclaims any obligation to revise or update such forward-looking statements in order to reflect future events or developments.

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Agency Contact:
             IR Counsel
             For BTU International
             Bill Monigle, 603-424-1184